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                                   EXHIBIT 22
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REGISTRANT'S SUBSIDIARIES
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The following list sets forth the subsidiaries of Registrant, the state or country of incorporation or organization of each, and the names under which the subsidiaries do business. All of the listed subsidiaries are included in the consolidated financial statements of the Registrant. Unless otherwise indicated, all the subsidiaries are wholly-owned by the Registrant either directly or indirectly through one or more intermediaries.


COMPANY NAME                                       JURISDICTION        OWNERSHIP
- ------------                                       ------------        ---------
Molex US Inc.                                       Delaware, U.S.A.       100.0%
  Molex Caribe Inc.                                 Delaware, U.S.A.       100.0%
* Molex Electrical Systems Inc.                     Delaware, U.S.A.       100.0%
  Molex-ETC Inc.                                    Delaware, U.S.A.       100.0%
    ETC Leasing Inc.                                Delaware, U.S.A.       100.0%
  Molex S.A. de C.V.                                Mexico                 100.0%
Molex International, Inc.                           Delaware, U.S.A.       100.0%
  Ulti-Mate, Inc.                                   California, U.S.A.     100.0%
  Molex Overseas Inc. dba Molex Espana              Delaware, U.S.A.       100.0%
  Molex Eletronica Ltda.                            Brazil                 100.0%
  Molex da Amazonia Ltda.                           Brazil                 100.0%
  Molex Electronics Ltd.                            Canada                 100.0%
  Dongguan Molex South-China Connector Co. Ltd.     China (P.R.C.)          90.0%
  Molex (Shanghai) Co., Ltd.                        China (P.R.C.)          95.0%
  G. Ostervig-Molex A/S                             Denmark                 30.0%
  Molex Eastern Europe S.A. dba Molex France        France                 100.0%
  Decoupage Moulage De Savoie S.A.                  France                  19.0%
  Molex Elektronik GmbH                             Germany                100.0%
    Molex Services GmbH                             Germany                100.0%
    Molex GmbH                                      Germany                 90.0%
* Molex Hong Kong Ltd.                              Hong Kong              100.0%
  Molex Hong Kong/China Ltd.                        Hong Kong              100.0%
  Molex (India) Ltd.                                India                   87.0%
  Molex Italia S.p.A.                               Italy                  100.0%
  Zetronic S.p.A.                                   Italy                   49.0%
  Molex-Japan Co., Ltd.                             Japan                  100.0%
  Molex (Malaysia) Sdn. Bhd.                        Malaysia               100.0%
  Molex de Mexico S.A. de C.V.                      Mexico                 100.0%
  Molex B.V.                                        Netherlands            100.0%
  Molex European Distribution Center B.V.           Netherlands            100.0%


COMPANY NAME                                       JURISDICTION        OWNERSHIP
- ------------                                       ------------        ---------
  Molex - G. Knutsen A/S                            Norway                  25.0%
  Molex Far East-South Management Pte. Ltd.         Singapore              100.0%
  Molex Singapore Pte. Ltd.                         Singapore              100.0%
  MEC International Pte. Ltd.                       Singapore               30.0%
  Hi-P Tool & Die Pte.Ltd.                          Singapore               34.0%
  Moltes s.r.o.                                     Slovak Republic         48.0%
  Sylex s.r.o.                                      Slovak Republic         35.0%
* Molex Property Holding Pty. Ltd.                  South Africa           100.0%
  Molex South Africa (Pty.) Ltd.                    South Africa            87.0%
  Molex Korea Co., Ltd.                             South Korea            100.0%
* Suministro Iberico de Conexiones S.A.             Spain                   25.0%
  Molex Svenska A.B.                                Sweden                 100.0%
  Molex Interconnect AG                             Switzerland            100.0%
  Molex Illinois S.A.                               Switzerland            100.0%
  Molex Ireland Ltd.                                Ireland                100.0%
    Smithstown Light Engineering Ltd.               Ireland                 50.0%
*   Molex Electronics (Ireland) Ltd.                Ireland                100.0%
  Molex Taiwan Ltd.                                 Taiwan (R.O.C.)        100.0%
    Land Win Electronic Corporation                 Taiwan (R.O.C.)         20.0%
  Molex (Thailand) Ltd.                             Thailand               94.75%
  Molex Electronics Ltd.                            United Kingdom         100.0%
* Molex European Management Ltd.                    United Kingdom         100.0%
* Molex Ltd.                                        United Kingdom         100.0%

Beta Phase, Inc.                                    Delaware, U.S.A.       100.0%
Molex Fiber Optics Inc.                             Illinois, U.S.A.       100.0%
*Molex Alin International, Incorporated             British Virgin Is.     100.0%
Mod-Tap W Corp.                                     Delaware, U.S.A.       100.0%
  Mod-Tap NA Corp.                                  Massachusetts, U.S.A.  100.0%
  Mod-Tap System Europe SARL                        France                 100.0%
  Mod-Tap Limited                                   United Kingdom         100.0%
  Mod-Tap (Australia) Pty. Limited                  Delaware, U.S.A.       100.0%
  Mod-Tap GmbH                                      Germany                100.0%
  Mod-Tap Japan Limited                             Delaware, U.S.A.       100.0%
  Mod-Tap Far East Limited                          Delaware, U.S.A.       100.0%
  Mod-Tap Sp. z.o.o.                                Poland                 100.0%

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*Inactive company